FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR SECOND QUARTER 2019

Marlborough, Mass. (July 24, 2019) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.631 billion during the second quarter of 2019. This represents growth of 5.6 percent on a reported basis, 8.0 percent on an operational1 basis and 6.3 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP earnings of $154 million or $0.11 per share (EPS), compared to GAAP earnings of $555 million or $0.40 per share a year ago, and achieved adjusted earnings per share of $0.39 for the period, compared to $0.41 a year ago.

“The consistent execution of our global teams continues to help us grow the majority of our businesses faster than the market while delivering adjusted EPS at the high end of guidance,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “As highlighted at our Investor Day last month, we are excited for our long-term outlook and our robust pipeline of unique innovations to address unmet patient needs.”

Second quarter financial results and recent developments:

•
Reported second quarter sales of $2.631 billion, representing an increase of 5.6 percent on a reported basis, compared to the company's guidance range of 5 to 7 percent; 8.0 percent on an operational basis; and 6.3 percent on an organic basis, compared to the company's guidance range of 6 to 7 percent, all compared to the prior year period.

•
Reported GAAP earnings of $0.11 per share compared to the company's guidance range of $0.23 to $0.25 per share, due to acquisition-related charges in the quarter primarily associated with the proposed acquisition of BTG plc. Achieved adjusted earnings per share of $0.39 compared to the guidance range of $0.37 to $0.39 per share.

•	Achieved second quarter revenue growth in all segments, compared to the prior year period:

◦	MedSurg: 9.0 percent reported, 10.9 percent operational and 7.4 percent organic

◦	Rhythm and Neuro: 1.4 percent reported, 3.3 percent operational and 2.8 percent organic

◦	Cardiovascular: 6.3 percent reported, 9.2 percent operational and 8.1 percent organic

•	Reported second quarter revenue growth in all regions, compared to the prior year period:

◦	U.S.: 6.0 percent reported and operational

◦	EMEA (Europe, Middle East and Africa): 2.3 percent reported and 8.3 percent operational

◦	APAC (Asia-Pacific): 8.9 percent reported and 13.2 percent operational

◦	Emerging Markets[3]: 12.3 percent reported and 20.0 percent operational

•
Initiated randomized study assessing the safety and effectiveness of the ACURATE neo2™ Aortic Valve System in intermediate, high and extreme-risk patients indicated for transcatheter aortic valve replacement (TAVR). The results of this trial are expected to serve as the basis of the company’s premarket approval submission to the U.S. Food and Drug Administration (FDA).

•
Began the global OPTION trial, a study of patients with non-valvular atrial fibrillation who undergo a cardiac ablation procedure, to compare the safety and effectiveness of the next-generation WATCHMAN FLX™ Left Atrial Appendage Closure (LAAC) Device to first-line oral anticoagulants for stroke risk reduction.

•
Announced and closed the acquisition of Vertiflex, Inc., a privately-held company that developed and commercialized the Superion® Indirect Decompression System, a minimally-invasive device used to improve physical function and reduce pain in patients with lumbar spinal stenosis.

•
Presented two-year results from the INTREPID randomized controlled trial at the 18th Meeting of the World Society for Stereotactic and Functional Neurosurgery. Data demonstrated the safety and effectiveness of the Vercise™ Deep Brain Stimulation (DBS) System for the treatment of patients with Parkinson’s disease symptoms.

•
Presented real world data at the International Neuromodulation Society World Congress from 420 chronic pain patients using the Spectra WaveWriter™ Spinal Cord Stimulation (SCS) System. Results showed two-thirds of patients reported a pain score of two or less at last follow-up, as measured on the zero to 10 numeric rating scale.

•
Announced acute results from the UNTOUCHED study of the EMBLEM™ Subcutaneous Implantable Defibrillator (S-ICD) System for primary prevention of sudden cardiac death specifically in patients with a left ventricular ejection fraction (LVEF) ≤35 percent, the most common population to be indicated for ICD therapy.[4,5] Data presented at the Heart Rhythm Society's 40th Annual Scientific Sessions demonstrated S-ICD therapy had a complication-free rate of 95.8 percent at 30 days post-procedure and high conversion efficacy (99.2 percent) of induced ventricular fibrillation, rates comparable to those seen in previous S-ICD and transvenous implantable cardioverter-defibrillator (TV-ICD) studies.

•
Commenced controlled launch in the U.S. and Europe of the LOTUS Edge™ Aortic Valve System, a minimally invasive TAVR technology for patients with severe aortic stenosis considered to be at high risk for surgical valve replacement via open heart surgery.

•
Received approval from the United Kingdom’s National Health Service for inclusion of the SpaceOAR™ Hydrogel in its Innovation and Technology Payment program, expanding treatment access to men undergoing radiotherapy for prostate cancer.

•
Received FDA clearance for the Tactra™ Next-Generation Malleable Penile Prosthesis, the first and only penile implant for men with erectile dysfunction to include a nitinol core to optimize rigidity, durability and concealment.

•	Received FDA approval and launched in the U.S. the VICI VENOUS STENT™ System for the treatment of iliofemoral venous obstructive disease.

•
Announced the divestiture of the existing Boston Scientific drug-eluting and bland embolic microsphere portfolio to Varian Medical Systems for an upfront cash payment of $90 million, subject to the successful completion of the company's proposed acquisition of BTG plc.

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and sales from the recent acquisitions of NxThera, Inc. (NxThera), Claret Medical, Inc. (Claret), Augmenix, Inc. (Augmenix) and Vertiflex, Inc. (Vertiflex), each with no prior year comparable sales.
3. We define Emerging Markets as the 20 countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Periodically, we assess our list of Emerging Markets; effective January 1, 2019, we updated our list of Emerging Market countries. We have revised prior year amounts to the current year’s presentation (as denoted with † throughout). The revision had an immaterial impact on prior year Emerging Markets sales.
4. Friedman, DJ, Parzynski, CS, Varosy, PD, et al., Trends and In-Hospital Outcomes Associated With Adoption of the Subcutaneous Implantable Cardioverter Defibrillator in the United States. JAMA Cardiol, 2016. 1(8): p. 900-911.
5. Haugaa, KH, Tilz, R, Boveda, S, et al., Implantable cardioverter defibrillator use for primary prevention in ischaemic and non-ischaemic heart disease-indications in the post-DANISH trial era: results of the European Heart Rhythm Association survey. Europace, 2017. 19(4): p. 660-664.

Net sales for the second quarter by business and region:

			Change
	Three Months Ended June 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions	Organic Basis
(in millions)	2019	2018

Endoscopy	$470	$442	6.3%	(2.1)%	8.4%	—%	8.4%
Urology and Pelvic Health	348	308	13.0%	(1.6)%	14.6%	8.5%	6.1%
MedSurg	818	751	9.0%	(1.9)%	10.9%	3.5%	7.4%
Cardiac Rhythm Management	498	494	0.6%	(2.2)%	2.8%	—%	2.8%
Electrophysiology	84	79	7.0%	(2.5)%	9.5%	—%	9.5%
Neuromodulation	204	202	1.0%	(1.2)%	2.2%	2.1%	0.1%
Rhythm and Neuro	786	775	1.4%	(1.9)%	3.3%	0.5%	2.8%
Interventional Cardiology	706	662	6.7%	(3.0)%	9.7%	1.6%	8.1%
Peripheral Interventions	320	304	5.6%	(2.6)%	8.2%	—%	8.2%
Cardiovascular	1,026	965	6.3%	(2.9)%	9.2%	1.1%	8.1%

Net Sales	$2,631	$2,490	5.6%	(2.4)%	8.0%	1.7%	6.3%

			Change
	Three Months Ended June 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2019	2018

U.S.	$1,478	$1,394	6.0%	—%	6.0%
EMEA	571	558	2.3%	(6.0)%	8.3%
APAC	481	442	8.9%	(4.3)%	13.2%
Latin America and Canada	101	96	4.5%	(4.8)%	9.3%

Net Sales	$2,631	$2,490	5.6%	(2.4)%	8.0%

Emerging Markets†	$318	$283	12.3%	(7.7)%	20.0%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of recent aforementioned acquisitions are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Third Quarter 2019

The company estimates revenue growth for the full year 2019, versus the prior year period, to be in a range of approximately 7 to 8 percent on a reported basis (consistent with prior guidance), and a growth range of approximately 7 to 8 percent on an organic basis (consistent with prior guidance). Full year organic guidance excludes the impact of foreign currency fluctuations and contribution of approximately 140 basis points from the acquisitions of NxThera, Claret, Augmenix and Vertiflex, each with no prior period related net sales. The company now estimates income on a GAAP basis in a range of $0.94 to $0.98 per share (compared to prior guidance of $1.09 to $1.13 per share) and estimates adjusted earnings, excluding certain charges (credits), in a range of $1.54 to $1.58 per share (consistent with prior guidance).

The company estimates revenue growth for the third quarter of 2019, versus the prior year period, to be in a range of approximately 8 to 10 percent on a reported basis and a growth range of approximately 7.5 to 9 percent on an organic basis. Third quarter organic guidance excludes the impact of foreign currency fluctuations and contribution of approximately 180 basis points from the acquisitions of Claret, Augmenix and Vertiflex, each with no prior period related net sales. The company estimates earnings on a GAAP basis in a range of $0.23 to $0.25 per share and adjusted earnings, excluding certain charges (credits), in a range of $0.37 to $0.39 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. EDT. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the third quarter and full year 2019, our financial performance, our business plans and our positioning for revenue and earnings growth. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Katie Schur	Investors:	Susie Lisa, CFA
	508-683-5574 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	katie.schur@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in millions, except per share data	2019	2018	2019	2018

Net sales	$2,631	$2,490	$5,124	$4,870
Cost of products sold	758	739	1,488	1,411
Gross profit	1,873	1,751	3,636	3,458

Operating expenses:
Selling, general and administrative expenses	968	886	1,837	1,746
Research and development expenses	280	275	559	536
Royalty expense	17	17	32	35
Amortization expense	161	147	321	288
Intangible asset impairment charges	37	34	105	35
Contingent consideration expense (benefit)	10	(4)	(18)	1
Restructuring charges (credits)	1	5	7	18
Litigation-related net charges (credits)	15	—	(133)	—
	1,489	1,359	2,711	2,659
Operating income (loss)	384	392	925	799

Other income (expense):
Interest expense	(89)	(57)	(198)	(119)
Other, net	(150)	12	(125)	(11)
Income (loss) before income taxes	145	347	602	670
Income tax expense (benefit)	(9)	(209)	24	(183)
Net income (loss)	$154	$555	$578	$853

Net income (loss) per common share - basic	$0.11	$0.40	$0.42	$0.62
Net income (loss) per common share - assuming dilution	$0.11	$0.40	$0.41	$0.61

Weighted-average shares outstanding
Basic	1,391.0	1,380.5	1,389.4	1,378.5
Assuming dilution	1,408.6	1,398.9	1,408.5	1,397.8

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2019
(in millions, except per share data)	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$758	$968	$280	$384	$145	$154	$0.11
Non-GAAP adjustments to net income (loss):
Amortization expense	—	—	—	161	162	144	0.10
Intangible asset impairment charges	—	—	—	37	37	35	0.02
Acquisition-related net charges (credits)	(19)	(28)	(7)	64	225	177	0.13
Restructuring and restructuring-related net charges (credits)	(6)	(4)	—	11	11	10	0.01
Litigation-related net charges (credits)	—	—	—	15	15	12	0.01
Investment impairment charges	—	—	—	—	1	1	0.00
Discrete tax items	—	—	—	—	—	18	0.01
Adjusted net income	$734	$936	$273	$672	$596	$550	$0.39

	Three Months Ended June 30, 2018
(in millions, except per share data)	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$739	$886	$275	$392	$347	$555	$0.40
Non-GAAP adjustments to net income (loss):
Amortization expense	—	—	—	147	147	130	0.09
Intangible asset impairment charges	—	—	—	34	34	30	0.02
Acquisition-related net charges (credits)	(9)	(27)	(15)	46	5	9	0.01
Restructuring and restructuring-related net charges (credits)	(16)	5	—	15	15	13	0.01
Discrete tax items	—	—	—	—	—	(168)	(0.12)
Adjusted net income	$715	$865	$260	$633	$547	$568	$0.41

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Six Months Ended June 30, 2019
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$1,488	$1,837	$559	$925	$602	$578	$0.41
Non-GAAP adjustments to net income (loss):
Amortization expense	—	—	—	321	323	287	0.20
Intangible asset impairment charges	—	—	—	105	105	97	0.07
Acquisition-related net charges (credits)	(31)	(40)	(15)	69	201	155	0.11
Restructuring and restructuring-related net charges (credits)	(10)	(7)	—	23	23	19	0.01
Litigation-related net charges (credits)	—	—	—	(133)	(133)	(116)	(0.08)
Investment impairment charges	—	—	—	—	2	2	0.00
Discrete tax items	—	—	—	—	—	18	0.01
Adjusted net income	$1,447	$1,791	$544	$1,310	$1,123	$1,040	$0.74

	Six Months Ended June 30, 2018
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$1,411	$1,746	$536	$799	$670	$853	$0.61
Non-GAAP adjustments to net income (loss):
Amortization expense	—	—	—	288	288	248	0.18
Intangible asset impairment charges	—	—	—	35	35	31	0.02
Acquisition-related net charges (credits)	(15)	(33)	(22)	71	30	29	0.02
Restructuring and restructuring-related net charges (credits)	(23)	(3)	—	43	43	35	0.02
Investment impairment charges	—	—	—	—	5	5	0.00
Discrete tax items	—	—	—	—	—	(177)	(0.13)
Adjusted net income	$1,374	$1,710	$514	$1,237	$1,071	$1,023	$0.73

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

Q3 and Full Year 2019 Estimated Revenue Growth Rates

	Q3 2019 Estimate		Full Year 2019 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	8%	10%	7%	8%
Less: Estimated impact of foreign currency fluctuations and the aforementioned acquisitions	0.5%	1%	—%	—%
Estimated sales growth, organic*	7.5%	9%	7%	8%

*Q3 2019 Estimate excludes contribution of approximately 180 basis points from the aforementioned acquisitions, each with no prior year comparable sales. Full Year 2019 Estimate excludes contribution of approximately 140 basis points from the aforementioned acquisitions, each with no prior year comparable sales.

Q3 and Full Year 2019 Earnings per Share Guidance

	Q3 2019 Estimate		Full Year 2019 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.23	$0.25	$0.94	$0.98

Estimated amortization expense	0.10	0.10	0.41	0.41
Estimated intangible asset impairment charges	—	—	0.07	0.07
Estimated acquisition-related net charges (credits)	0.02	0.02	0.14	0.14
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.02	0.05	0.05
Estimated litigation-related net charges (credits)	—	—	(0.08)	(0.08)
Estimated investment impairment charges	—	—	0.00	0.00
Estimated discrete tax items	—	—	0.01	0.01

Adjusted results	$0.37	$0.39	$1.54	$1.58

Prior Guidance Estimate - Q2 2019 and Full Year 2019 Sales Growth

	Q2 2019 Estimate		Prior Full Year 2019 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	5%	7%	7%	8%
Less: Estimated impact of foreign currency fluctuations and the aforementioned acquisitions	(1)%	—%	—%	—%
Estimated sales growth, organic*	6%	7%	7%	8%

*Q2 2019 Estimate excluded contribution of approximately 140 basis points from the aforementioned acquisitions, each with no prior year comparable sales. Prior Full Year 2019 Estimate excluded contribution of approximately 110 basis points from the aforementioned acquisitions, each with no prior year comparable sales.

Prior Guidance Estimate - Q2 2019 and Full Year 2019 Earnings per Share

	Q2 2019 Estimate		Prior Full Year 2019 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.23	$0.25	$1.09	$1.13

Estimated amortization expense	0.10	0.10	0.41	0.41
Estimated intangible asset impairment charges	—	—	0.04	0.04
Estimated acquisition-related net charges (credits)	0.02	0.02	0.03	0.03
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.02	0.06	0.06
Estimated litigation-related net charges (credits)	—	—	(0.09)	(0.09)
Estimated investment impairment charges	—	—	0.00	0.00

Adjusted results	$0.37	$0.39	$1.54	$1.58

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, operational net sales, which exclude the impact of foreign currency fluctuations and organic net sales, which exclude the impact of foreign currency fluctuations and the impact of recent aforementioned acquisitions. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (earnings) and adjusted net income (earnings) per share we exclude certain charges (credits) from GAAP net income. Amounts are presented after-tax at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission for an explanation of each of these adjustments and the reasons for excluding each item. The following is an explanation of each incremental or revised adjustment type that management excluded as part of these non-GAAP financial measures, since our most recent Annual Report on Form 10-K, as well as the reason for excluding each item:

•
Acquisition-related net charges (credits) or payments- These adjustments may consist of (a) contingent consideration fair value adjustments; (b) gains on previously held investments; (c) due diligence, deal fees, inventory step-up amortization, integration and exit costs, other fees, and accelerated compensation expense; and (d) separation costs and gains primarily associated with the sale of a business or portion of a business. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, deal fees, inventory step-up amortization, integration and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of ongoing operations. Deal fees in 2019 included expenses for instruments entered into solely for the purpose of financing or hedging the proposed BTG plc acquisition, including net interest expense and hedging expenses. Upon the acquisition closing, we will treat these types of expenses and gains as normal operating costs. Separation costs and gains/losses on the sale of a business unit would represent those costs associated with a divestiture and are not representative of ongoing operations. Acquisition-related net charges (credits) are excluded from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance.

The GAAP financial measures most directly comparable to adjusted net income and adjusted net income per share are GAAP net income and GAAP net income per share.

To calculate operational net sales, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales, we remove the impact of recent aforementioned acquisitions with no prior period related net sales from operational net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of the recent aforementioned acquisitions, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share, operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.